EXHIBIT 99

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Shares, par value US$0.0001 per share, of VisionChina Media Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of this page has been left intentionally blank.]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2012.

Limin Li

/s/ Limin Li
Limin Li

Front Lead Investments Limited

By:	/s/ Liza Pang
Name:	Liza Pang
Title:	Authorized Signatory of Front Lead Investments Limited, as sole director

By:	/s/ Janet Chan
Name:	Janet Chan
Title:	Authorized Signatory of Front Lead Investments Limited, as sole director

Malte International Holdings Limited

By:	/s/ Liza Pang
Name:	Liza Pang
Title:	Authorized Signatory of Malte International Holdings Limited

By:	/s/ Janet Chan
Name:	Janet Chan
Title:	Authorized Signatory of Malte International Holdings Limited

Li Liu Family Trust

By:	/s/ Liza Pang
Name:	Liza Pang
Title:	Authorized Signatory of HSBC International Trustee Limited, as Trustee

By:	/s/ Janet Chan
Name:	Janet Chan
Title:	Authorized Signatory of HSBC International Trustee Limited, as Trustee